Exhibit 99.1

WisdomTree Announces Private Offering of $130.0 Million of Convertible Senior Notes

NEW YORK, NY February 9, 2023 (BUSINESS WIRE) – WisdomTree, Inc. (NYSE: WT) (“WisdomTree”), a global financial innovator, today announced its intention to offer, subject to market conditions and other factors, $130.0 million aggregate principal amount of its convertible senior notes due 2028 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). WisdomTree also expects to grant the initial purchaser of the notes an option to purchase, for settlement during a period of 13 days from, and including, the date the notes are first issued, up to an additional $20.0 million aggregate principal amount of the notes.

WisdomTree intends to use a portion of the net proceeds from the offering to finance the concurrent repurchase of up to approximately $115.0 million in aggregate principal amount of its 4.25% convertible senior notes due 2023 (the “2023 notes”) as described below, with the remainder to be used for working capital and other general corporate purposes. Any remaining 2023 notes outstanding will be settled no later than maturity.

Prior to May 15, 2028, the notes will be convertible at the option of the holders of the notes only upon the satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, WisdomTree will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at WisdomTree’s election, in respect of the remainder, if any, of WisdomTree’s conversion obligation in excess of the aggregate principal amount of the notes being converted. The notes will also be redeemable, in whole or in part, for cash at WisdomTree’s option at any time, and from time to time, on or after August 20, 2025 in certain circumstances. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, conversion rate and other terms of the notes are to be determined upon pricing of the offering.

Contemporaneously with the pricing of the notes in the offering, WisdomTree intends to enter into separate privately negotiated transactions with certain holders of the 2023 notes to repurchase up to approximately $115.0 million in aggregate principal amount of the 2023 notes on terms to be negotiated with such holders (each a “note repurchase” and collectively the “2023 notes repurchases”). The terms of each note repurchase are anticipated to be negotiated with certain holders of 2023 notes on an individual basis and will depend on several factors, including the market price of WisdomTree’s common stock and the trading price of the 2023 notes at the time of each such note repurchase. No assurance can be given as to how much, if any, of the 2023 notes will be repurchased or the terms on which they will be repurchased. The consideration for any such note repurchases will be cash financed with a portion of the net proceeds from the offering. Any remaining 2023 notes outstanding will be settled no later than maturity.

WisdomTree expects that certain holders of 2023 notes that sell their 2023 notes in negotiated transactions with WisdomTree may enter into or unwind various derivatives with respect to WisdomTree’s common stock and/or purchase shares of its common stock in the market. The amount of WisdomTree’s common stock that such holders purchase may be substantial in relation to the historic average daily trading volume of the common stock. In addition, WisdomTree expects that certain purchasers of the notes offered in the offering may establish a short position with respect to its common stock by short selling the common stock or by entering into short derivative positions with respect to the common stock, in each case, in connection with the offering. The net effect of the above market activities by holders of 2023 notes and purchasers of the notes offered in the offering could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of WisdomTree’s common stock and/or the market price of the notes offered in the offering, and WisdomTree cannot predict the magnitude of such market activities or the overall effect they will have on the market price of the notes and/or the market price of its common stock.

The notes will only be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and the common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models and solutions. We empower investors to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing next-generation digital products and structures, including digital funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime™.

WisdomTree currently has approximately $88.1 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on WisdomTree’s management’s beliefs and assumptions and on information currently available to management. Although WisdomTree believes that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or WisdomTree’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond WisdomTree’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if WisdomTree’s underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that WisdomTree’s actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about the proposed terms of the notes, the size of the notes offering, including the option to purchase additional notes to be granted to the initial purchaser, the expected use of the proceeds from the sale of the notes and the potential effects of the 2023 notes repurchases on WisdomTree’s common stock and the market price of the notes, and other statements contained in this press release that are not historical facts. Forward-looking statements are subject to many risks and uncertainties, including without limitation, risks related to or associated with whether WisdomTree will consummate the offering of the notes on the expected terms, or at all, which could differ or change based upon market conditions or other reasons, and the other risks set forth under the caption “Risk Factors” in WisdomTree’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Contact Information:

Media Relations

WisdomTree, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com / wisdomtree@fullyvested.com

Investor Relations

WisdomTree, Inc.

Jeremy Campbell

+1.646.522.2602

Jeremy.Campbell@wisdomtree.com